UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2026

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2026, the board of directors (the “Board”) of Oramed Pharmaceuticals Inc. (the “Company”) approved the Fifth Amended and Restated Bylaws (the “Amended Bylaws”) of the Company, effective as of June 25, 2026. The Fifth Amended and Restated Bylaws amend and restate those certain Fourth Amended and Restated Bylaws of the Company, to (i) revise the record date procedures for stockholder action by written consent by providing that, if the Board of does not fix a record date within the applicable period, the record date will be fixed in accordance with Section 213(b) of the Delaware General Corporation Law, (ii) eliminate former Article III, Section 11(b), which required a stockholder requesting a record date for action by written consent to provide, among other information, certain information regarding the proposed action, related proposals and solicitation plans, and (iii) revise the effectiveness provision for stockholder consents to provide that consents signed by a sufficient number of stockholders must be delivered to the Company in accordance with applicable law within 60 days of the first date on which a consent is delivered to the Company.

The foregoing description of the Amended Bylaws is qualified by reference to the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On June 25, 2026, the Company and Scilex Holding Company (“Scilex”) agreed to a further extension (the “Extension Agreement”) of the outstanding payment obligations, including the outstanding principal amount, any accrued interest thereon and any other fees (the “Note Obligations”), owed by Scilex to the Company pursuant to (i) the Senior Secured Promissory Note dated September 21, 2023, as amended (the “Tranche A Note”) with outstanding Note Obligations equal to an aggregate of approximately $29.5 million as of June 30, 2026, (ii) the Senior Secured Convertible Note dated October 8, 2024, as amended (the “Tranche B Note” and, together with the Tranche A Note, the “Notes”), with outstanding Note Obligations equal to an aggregate of approximately $6.7 million (representing the amortization payments due April 1, 2026 and July 1, 2026), and (iii) the prior agreement to extend the maturity date of the Notes to June 15, 2026, in consideration of Scilex agreeing to pay to the Company $1 million in cash (the “Extension Obligation” and, collectively with the Note Obligations, the “Obligations”).

Pursuant to the Extension Agreement, Scilex agreed to pay the Obligations to the Company in cash as follows: (i) $0.5 million, which the Company received on June 25, 2026; (ii) $5 million on or before July 31, 2026; and (iii) the entire remaining balance of the Obligations on or before September 30, 2026. Amounts received are to be applied first to the Extension Obligation (until the first $1 million has been so applied), thereafter to the Tranche B Note (covering the amortization payments due April 1, 2026 and July 1, 2026), and thereafter to the Tranche A Note.

If Scilex fails to satisfy the Obligations in full by September 30, 2026 (such date, the “Due Date”), then, notwithstanding the foregoing order of application, the first $1.5 million received by the Company shall not be credited against the Obligations and will be deemed, retroactively and for all purposes, an extension fee fully earned by and retained by the Company, and the Obligations will remain outstanding in full as if such amount had not been applied. In addition, if Scilex fails to satisfy the Obligations by the Due Date, Scilex has agreed to satisfy the remaining Obligations through the delivery of shares of common stock, par value $0.0001 per share, of Scilex (or of an affiliate of Scilex) which such shares will covered by an effective registration statement and will be issued free of restrictive legends and transfer restrictions, on such terms to be mutually agreed to by Oramed and Scilex.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	The Fifth Amended and Restated Bylaws of Oramed Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

June 30, 2026

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